Exhibit 99.1

Written Consent
Of
 Thrive World Wide, Inc.

The Undersigned, being the entire board of directors of Thrive World Wide, Inc.,(the “Corporation”), a Nevada corporation, acting without a meeting pursuant to provisions of the Corporation Law of the State of Nevada, herby consents in writing to the adoption of the following recitals and resolutions:

Whereas the Corporation acknowledges on May 24, 2010, the Company’s board of directors believed it was in the best interest of the Company to replace D'Arcangelo & Co., LLP as their auditor with Aaron Stein CPA.

Now therefore be it resolved that:

            Resolved, that the officers of the Corporation or any of them be, and they collectively or acting alone hereby are, authorized, empowered and directed to take all further action, to execute, deliver and file all such other instruments and documents, and to do all such further things, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such fees, expenses and taxes as in his or their judgment may be necessary or advisable in order to carry out the intents and purpose of the foregoing resolutions.

            IN WITNESS WHEREOF the undersigned has executed this Written Consent as of May 24, 2010.

/s/ Andrew J. Schenker
Andrew Schenker, CEO, Director

ATTEST:/s/ Andrew J. Schenker
Andrew Schenker, Secretary